EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION

OF

HINES NURSERIES INC.

Roderick R. Senft and Trevor Johnstone hereby certify that:

1. They constitute a majority of the Board of Directors of Hines Nurseries Inc., a California corporation (the “Corporation”).

2. The entire text of the Articles of Incorporation is amended and restated to read in full as follows:

ONE. The name of the Corporation is Hines Nurseries Inc.

TWO. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE. The Corporation is authorized to issue two classes of Common Stock to be designated, respectively, “Class A Common Stock” and “Class B Common Stock.” The total number of shares of Common Stock the Corporation is authorized to issue is two million three hundred thousand (2,300,000) of which two million (2,000,000) shares shall be Class A Common Stock and three hundred thousand (300,000) shall be Class B Common Stock.

The Class B Common Stock shall have the following rights, preferences, privileges and restrictions:

(1) Each outstanding share of Class B Common Stock may be converted at the option of the holder thereof into one share of Class A Common Stock only at the following times:

(i) upon the closing of a sale of the Corporation’s securities (as that term is defined in the Securities Act of 1933, as amended (the “Act”)) pursuant to an effective registration statement under the Act;

(ii) upon (A) the consolidation or merger of the Corporation with or into any other corporation, partnership or other entity (except for a consolidation or merger in which the shareholders of the Corporation immediately prior to such consolidation or merger retain more than 50% of the combined voting power of all classes of stock or other securities entitled to vote in the election of directors of the merged or consolidated entity), (B) a sale or transfer of any of the Corporation’s capital stock by a holder or holders thereof, any of whom at the time of such sale holds of record or owns beneficially ten percent (10%) or more of the Corporation’s issued and outstanding capital stock, to any person or entity, or (C) a sale of twenty percent (20%) or more of the assets of the Corporation in a single transaction or series of related transactions, other than to an affiliate of the Corporation;

(iii) at any time to the extent that such conversion shall not cause the holder of the Class A Common Stock which shall be issuable upon conversion of such holder’s Class B Common Stock or any other person or entity to lose the exemption from taxation available for portfolio interest provided by Sections 881(c) and 871(h) of the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute, with respect to the interest owed to such holder (or such other person or entity) by the Corporation or any of its subsidiaries; and

(iv) upon the tender of any shares of Class B Common Stock pursuant to a tender offer for shares of Common Stock of the Corporation subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended, by any corporation, partnership or other entity or person.

(2) In the case of a conversion as a result of the occurrence of the events described in Section (1)(i) above, such conversion shall be effective at the time of the closing of the sale of securities pursuant to such registration statement or, if later, at the time of the receipt by the Corporation of a written request to convert, it being the intention, while no such conversion is to be permitted if such closing does not occur, to enable shares of the Class B Common Stock to be registered and sold as shares of the Class A Common Stock under such registration statement even though conversion thereof will be contingent upon the closing of such sale following the effectiveness of such registration statement.

(3) (i) The Corporation shall give each holder of Class B Common Stock at least 20 days prior written notice of the filing of the registration statement referred to in Section (1)(i) above or of any consolidation, merger or sale referred to in Section (1)(ii) above.

(ii) Any holder of Class B Common Stock may elect to convert shares of Class B Common Stock of such holder pursuant to Section (1)(ii) above by written notice to the Corporation given at least five (5) days prior to such consolidation, merger or sale and such conversion shall be effective upon the transfer of such shares in connection with such merger, consolidation, or sale.

(4) (i) In the case of a conversion pursuant to Section (1)(iii) above, such conversion shall be effective at the time of the receipt by the Corporation of a written request to convert.

(ii) In determining whether any Class B Common Stock may be converted pursuant to Section (1)(iii), the Corporation may rely upon an opinion of counsel furnished by counsel to the holder or an opinion of counsel other than the holder’s counsel, provided that such opinion is in form and substance satisfactory to the holder and the Corporation.

(5) If any shares of Class B Common Stock are tendered for conversion pursuant to Section (1)(iv) above, each such share of Class B Common Stock shall be converted automatically, without any further action by the holder thereof or the Corporation, into one share of Class A Common Stock (or if the Class A Common Stock has theretofore been converted into other securities or assets, into whatever one share of Class A Common Stock has been so converted) immediately prior to the closing of such tender offer.

(6) All shares of Class B Common Stock converted into shares of Class A Common Stock as provided in this Article Three shall be retired and cancelled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to prohibit the reissuance thereof in accordance with Section 510 of the California Corporations Code, as amended from time to time, or any successor statute.

(7) No holder of shares of Class B Common Stock shall be entitled to vote any of the shares of Class B Common Stock so held, nor shall such holders be entitled to notice of any meeting of the Corporation’s shareholders convened in accordance with the Corporation’s bylaws.

(8) Except for the special rights, preferences, privileges and restrictions set forth in this Article Three relating to the Class B Common Stock, the Class B Common Stock shall have rights, preferences, privileges and restrictions which are identical in all respects to the Class A Common Stock.

FOUR. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

*    *    *

3. The Corporation has to date issued no shares of its capital stock.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on June 25, 1990.

/s/ Roderick R. Senft
Roderick R. Senft, Director

/s/ Trevor Johnstone
Trevor Johnstone, Director

The undersigned certify under penalty of perjury that they have read the foregoing Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

Executed at San Francisco, California, on June 25, 1990.

/s/ Roderick R. Senft
Roderick R. Senft, Director

/s/ Trevor Johnstone
Trevor Johnstone, Director

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the President and Secretary, respectively, of Hines Horticulture, Inc., a California corporation (the “Corporation”).

2.	Article One of the Articles of Incorporation of the Corporation is amended to read as follows: ONE: The name of the corporation is Hines Nurseries, Inc.

3.	The foregoing proposed amendment to the Articles of Incorporation has been duly adopted by the board of directors of the Corporation.

4.	The foregoing proposed amendment to the Articles of Incorporation has been duly approved by the required vote of the sole shareholder in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is 225,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was 100%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated this 10th day of June, 1998.

/s/ Paul R. Wood
Paul R. Wood
President

/s/ Thomas R. Reusché
Thomas R. Reusché
Secretary